EXHIBIT 99.1
                                 [PLAYBOY LOGO]

Media Contact:                                             Investor Contact:
--------------                                             -------------------
Jay Jay Nesheim                                            Martha Lindeman
212-261-4933                                               312-373-2430
jayjayn@playboy.com                                        marthal@playboy.com



                        PLAYBOY ACQUIRES CLUB JENNA INC.

CHICAGO, June 22, 2006 - Playboy Enterprises Inc. (PEI) (NYSE:PLA) today announced the acquisition of Club Jenna Inc. (CJI), a multi-media adult entertainment business founded by Jenna Jameson. The acquisition adds a premier and profitable brand to Playboy's Entertainment Group business, with assets including a successful film production business, a library of video content, a network of web sites and a DVD retail distribution deal.
         Christie Hefner, chairman and chief executive officer of PEI, said: "As a best-selling author, a personality whose name is among the most-searched on the Internet and the founder of a profitable business, Jenna is a uniquely successful talent. CJI is a very attractive business, which we believe will be both financially accretive and strategically complementary as we continue to execute our multi-platform strategy. This acquisition will allow us to diversify our content offerings in the domestic TV business, while, on the online side, also expanding their existing properties through our network of sites."
         "In an increasingly complex and competitive media environment, we know that the Club Jenna brand resonates with consumers. We are looking forward to working with Jenna and her husband, CJI President Jay Grdina, as they help further accelerate the growth of our digital media businesses," Hefner said.
         Both Jameson and Grdina have signed personal service agreements with PEI in conjunction with the acquisition.
         "This move is very exciting for us," said Jameson. "Jay and I are pleased to be part of the Playboy family and look forward to the potential that this brings to the table."
         "With the resources now available to us, we can bring Club Jenna to a level unprecedented in sophisticated entertainment," said Grdina.
         Terms of the deal were not disclosed.

                                       ###

About Playboy Enterprises, Inc.

Playboy Enterprises, Inc. (NYSE: PLA, PLA.A) is a brand-driven, international multimedia entertainment company that publishes editions of Playboy magazine around the world; operates Playboy and Spice television networks and distributes programming globally via DVD and a network of websites including Playboy.com, a leading men's lifestyle and entertainment website; and licenses the Playboy and Spice trademarks internationally for a range of consumer products and services.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements," including statements in Business and Management's Discussion and Analysis of Financial Condition and Results of Operations, as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues" and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

1) Foreign, national, state and local government regulation, actions or initiatives, including:
            a) attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, television, video, and online materials,
            b) limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us, or
            c) substantive changes in postal regulations or rates which could increase our postage and distribution costs;
2) Risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees;
3) Our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;
4) Changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising revenues;
5) Our ability to protect our trademarks, copyrights and other intellectual property;
6) Risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement, and other claims based on the nature and content of the materials we distribute;
7) The risk our outstanding litigation could result in settlements or judgments which are material to us;
8) Dilution from any potential issuance of common or convertible preferred stock or convertible debt in connection with financings or acquisition activities;
9) Competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;
10) Competition in the television, men's magazine, Internet and product licensing markets;
11) Attempts by consumers or private advocacy groups to exclude our programming or other products from distribution;
12) Our television, Internet and wireless businesses' reliance on third parties for technology and distribution, and any changes in that technology and/or unforeseen delays in its implementation which might affect our plans and assumptions;
13) Risks associated with losing access to transponders and competition for transponders and channel space;
14) Failure to maintain our agreements with multiple system operators and direct-to-home operators on favorable terms, as well as any decline in our access to, and acceptance by, direct-to-home and/or cable systems and the possible resulting deterioration in the terms, cancellation of fee arrangements or pressure on splits with operators of these systems;
15) Risks that we may not realize the expected increased sales and profits and other benefits from acquisitions;
16) Any charges or costs we incur in connection with restructuring measures we may take in the future;
17) Risks associated with the financial condition of Claxson Interactive Group, Inc., our Playboy TV-Latin America, LLC, joint venture partner;
18)   Increases in paper, printing or postage costs;
19) Risks associated with revenue guarantees under our cable distribution agreements;
20) Effects of the national consolidation of the single-copy magazine distribution system; and
21) Risks associated with the viability of our primarily subscription- and e-commerce-based Internet model.